Exhibit 99.1

                Marlin Business Services Corp. Reports
                 First Quarter 2004 Operating Results

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--April 22, 2004--Marlin Business Services Corp. (NASDAQ:MRLN) today reported net income of $3.2 million, or $0.27 per diluted share, for the quarter ended March 31, 2004 compared with net income of $275,000 in the same quarter of 2003.
    "We are off to a great start in 2004," said Dan Dyer, Chairman and CEO of the company. "We again delivered solid earnings growth and strong asset quality. March set a company record for one month of lease production at $24.8 million. We also set a quarterly record for net interest and fee margin of 11.87%. Our market presence as a leading national provider of small-ticket lease financing solutions to businesses continues to grow."
    Marlin completed its initial public offering of common stock (IPO) on November 12, 2003. Certain non-recurring expenses and preferred dividends were recorded in 2003 and in prior periods which reduced net income attributable to common shareholders. A reconciliation between net income attributable to common shareholders on a GAAP basis and pro forma net income for 2003 is provided in a table immediately following the 2003 Supplemental Quarterly Data included with this release. These charges ended in conjunction with the November IPO and associated corporate reorganization and therefore will not affect future reporting periods beginning in 2004. As a result, we believe the pro forma numbers for 2003 present a clearer and more comparable basis to review the company's fundamental financial performance. On a pro forma basis, net income for the quarter ended March 31, 2003 was $2.0 million.

    Highlights for the quarter ended March 31, 2004 include:

    -- For the quarter ended March 31, 2004, net income was $3.2 million, a 54.7% increase over the pro forma net income of $2.0 million for the quarter ended March 31, 2003.

    -- Diluted earnings per share were $0.27 per diluted share in the first quarter of 2004, compared to $0.26 per diluted share for pro forma earnings in the quarter ended March 31, 2003. Growth in EPS was achieved despite the significant growth in outstanding shares following our November 2003 IPO.

    -- Net interest and fee margin as a percentage of net investment in direct financing leases set a new quarterly record at 11.87%.

    -- Annualized Returns on average equity and assets were 16.4% and 2.7%, respectively, in the first quarter of 2004.

    --  Our fourth regional sales office opened in Chicago, Illinois.

    Asset Origination

    -- Based on initial equipment cost, lease production was $66.1 million in the first quarter of 2004 compared with $66.6 million in the fourth quarter of 2003. Lease production in the first quarter of 2003 was $51.0 million. Net investment in leases grew to $440.4 million at March 31, 2004, an increase of 4.4% in the quarter.

    -- Our end user customer base grew to more than 69,000 at March 31, 2004 compared with 66,000 as of year-end 2003 and 53,500 at year-end 2002.

    Credit Quality

    -- Net charge-offs totaled $2.1 million for the quarter ended March 31, 2004 compared with $1.8 million for fourth quarter of 2003. The provision for credit losses was $2.3 million for the first quarter of 2004 and $2.1 million for the fourth quarter of 2003.

    -- On an annualized basis, net charge-offs were 1.98% of net investment in leases during the first quarter of 2004 compared to 1.82% for the fourth quarter of 2003.

    -- As of March 31, 2004, 0.66% of our total lease portfolio was 60 or more days delinquent, compared to 0.74% as of December 31, 2003 and 0.64% as of March 31, 2003.

    -- Allowance for credit losses was $5.3 million as of March 31, 2004, an approximate $300,000 increase from $5.0 million as of December 31, 2003. Allowance for credit losses as a percentage of net investment in leases was 1.22% at March 31, 2004 and December 31, 2003.

    -- In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com. Our last three years of production have been trending favorably year over year and are tracking well below our expected loss curve.

    Net Interest and Fee Margin and Cost of Funds

    -- The net interest and fee margin was 11.87% for the quarter ended March 31, 2004, an improvement of 116 basis points compared to 10.71% for the quarter ended December 31, 2003.

    -- The average implicit yield on new business was 13.75% for the quarter ended March 31, 2004 compared to 13.68% for the quarter ended December 31, 2003.

    -- Fee income as a percentage of average net investment in leases was 3.32% for the quarter ended March 31, 2004 compared to 3.09% for the quarter ended December 31, 2003. All of the major fee categories trended higher in the quarter consistent with the growth in the lease portfolio.

    -- The average cost of funds as a percentage of net investment in leases was 3.74% for the quarter ended March 31, 2004. This was a 107 basis point improvement from the 4.81% for the quarter ended December 31, 2003. The company retired its 11% subordinated debt in the fourth quarter of 2003 and recognized a one-time expense of $446,000 pre-tax related to the recapture of discount associated with the issue. Higher capital levels following our November 2003 IPO also reduced borrowing levels as a percentage of net investment in direct financing leases during the first quarter of 2004.

    Operating Expenses

    -- Salaries and benefits expense was $3.2 million in the first quarter of 2004 compared to $2.8 million in the fourth quarter of 2003. Employee headcount increased by 11 to 248 at March 31, 2004 from 237 at December 31, 2003. Our sales team increased from 84 at year end 2003 to 90 at March 31, 2004. Salaries and benefits expense was 3.1% and 2.8% as an annualized percentage of average net investment in leases for the first quarter of 2004 and fourth quarter of 2003, respectively.

    -- Other general and administrative expenses were $2.3 million for the first quarter of 2004, a decrease of $160,000 from $2.5 million for the fourth quarter of 2003. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.18% for the first quarter of 2004, an decrease of 28 basis points from 2.46% for the fourth quarter of 2003.

    Insurance and other Income

    -- Insurance and other income was $1.1 million for the first quarter of 2004, an increase of 39% from $780,000 for the same period in 2003.

    Funding and Liquidity

    -- In March of 2004 we increased the size of one of our two commercial paper conduit warehouse lines to $100 million from $75 million. The company now has a total of $265 million in warehouse capacity from its bank group and two commercial paper conduits.

    Conference Call and Webcast

    We will host a conference call on Friday, April 23, 2004 at 9:00 a.m. EDT to discuss our first quarter 2004 results. If you wish to participate, please call (877) 407-8031 (International participants please use (201)-689-8031) approximately 10 minutes in advance of the call time. The meeting number is 741013572. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket " leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. Headquartered in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


                    Marlin Business Services Corp.
                           and Subsidiaries
                      Consolidated Balance Sheets
                            (in Thousands)

                                              March 31,   December 31,
                                                2004         2003
                                              ---------    ---------
        Assets
Cash and cash equivalents                     $   7,528    $  29,435
Restricted cash                                  18,566       15,672
Net investment in direct financing leases       440,431      421,698
Property and equipment, net                       2,457        2,413
Other assets                                     10,189        5,643
                                              ---------    ---------
Total assets                                  $ 479,171    $ 474,861
                                              =========    =========
        Liabilities and Shareholders' Equity
Debt and secured borrowings                   $ 375,769    $ 378,900
Other liabilities:
   Lease obligation payable                         558          630
   Accounts payable and accrued expenses         11,082        9,100
   Warrants to purchase Class A Common
    Stock                                            --           --
   Deferred income tax liability                 12,773       10,799
                                              ---------    ---------
         Total liabilities                      400,182      399,429

Shareholders' equity:
   Common Stock, $0.01 par value; 75,000
    shares authorized; 11,355 and 11,214
    shares issued and outstanding                   114          112
   Preferred Stock, $0.01 par value;
    5,000 shares authorized; none issued
    and outstanding                                  --           --
   Additional paid-in capital                    74,067       71,918
   Stock subscription receivable                   (124)        (213)
   Deferred compensation                         (1,901)         (50)
   Retained earnings                              6,833        3,665
                                              ---------    ---------
        Total shareholders' equity               78,989       75,432
                                              ---------    ---------
Total liabilities and shareholders' equity    $ 479,171    $ 474,861
                                              =========    =========


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations
           (dollars in thousands, except per share amounts)

                                                  Three Months Ended
                                                       March 31,
                                                   2004         2003
                                                 --------     --------
Income:
  Interest and fee income                        $16,418      $13,025
  Interest expense                                 3,931        4,307
                                                 --------     --------
     Net interest and fee income                  12,487        8,718

  Provision for credit losses                      2,323        1,853
                                                 --------     --------
     Net interest and fee income
      after provision for credit losses           10,164        6,865

  Insurance and other income                       1,085          780
                                                 --------     --------
     Operating income                             11,249        7,645

  Salaries and benefits                            3,233        2,336
  General and administrative                       2,298        1,578
  Financing related costs                            482          346
  Change in fair value of warrants                    --        1,773
                                                 --------     --------
     Income before income taxes                    5,236        1,612
Income taxes                                       2,068        1,337
                                                 --------     --------
Net Income                                         3,168          275

Preferred stock dividends                             --          473
                                                 --------     --------
Net income attributable
 to common shareholders                           $3,168        $(198)
                                                 ========     ========

Basic earnings per share:                          $0.28       $(0.12)
                                                 ========     ========
Diluted earnings per share:                        $0.27       $(0.12)
                                                 ========     ========
Shares used in computing basic
 earnings per share:                          11,221,990    1,669,471
                                              ==========   ==========
Shares used in computing diluted
 earnings per share:                          11,675,498    2,141,891
                                              ==========   ==========


               SUPPLEMENTAL QUARTERLY DATA - 2003 & 2004
           (dollars in thousands, except per share amounts)

Quarter Ended:       3/31/03   6/30/03   9/30/03   12/31/03   3/31/04
                     -------   -------   -------   --------   -------
New Asset Production:
# of Sales Reps           71        69        81         84        90
# of Leases            6,695     7,694     7,925      7,944     7,837
Equipment Volume    $ 51,008  $ 59,262  $ 65,414  $  66,594  $ 66,146

Average monthly
 sources               1,040     1,101     1,133      1,188     1,231

Implicit Yield on
 New Business          14.44%    14.23%    13.80%     13.68%    13.75%

Interest Income
 Yield                 12.66%    12.68%    12.53%     12.43%    12.29%
Fee Income Yield        2.87%     2.99%     3.05%      3.09%     3.32%
Interest and Fee
 Income Yield          15.53%    15.67%    15.58%     15.52%    15.61%
Cost of Funds           5.14%     4.71%     5.12%      4.81%     3.74%
Net interest and
 Fee Margin            10.40%    10.96%    10.46%     10.71%    11.87%

Average Net
 Investment in
 Leases             $335,400  $352,302  $375,190  $ 399,755  $420,702

Portfolio Asset
 Quality:
60+ Days Past Due
 Delinquencies %        0.64%     0.64%     0.64%      0.74%     0.66%
60+ Days Past Due
 Delinquencies $    $  2,590  $  2,781  $  2,961  $   3,629  $  3,383

Net Charge-offs     $  1,770  $  1,514  $  1,808  $   1,822  $  2,078
% on Average Net
 Investment in
Leases Annualized       2.11%     1.72%     1.93%      1.82%     1.98%

Allowance for
 Credit Losses      $  4,047  $  4,451  $  4,703  $   5,016  $  5,261
% of 60+
 Delinquencies        156.25%   160.05%   158.83%    138.22%   155.51%

90+ Day
 Delinquencies
 (Non-earning)      $  1,194  $  1,143  $  1,489  $   1,504  $  1,422

Balance Sheet

Assets
Investment in
 Direct Financing
Leases              $342,988  $364,235  $387,696  $ 411,989  $430,393
Initial Direct
 Costs and Fees       12,585    13,131    13,846     14,725    15,299
Reserve for Credit
 Losses               (4,047)   (4,451)   (4,703)    (5,016)   (5,261)
Net Investment in
 Leases             $351,526  $372,915  $396,839  $ 421,698  $440,431
Cash and Cash
 Equivalents           5,704     6,294    15,837     29,435     7,528
Restricted Cash       11,598    65,446    15,081     15,672    18,566
Other Assets           7,491     8,286     8,493      8,056    12,646
Total Assets        $376,319  $452,941  $436,250  $ 474,861  $479,171

Liabilities
Total Debt          $333,352  $402,535  $380,839  $ 378,900  $375,769
Other Liabilities     17,170    24,147    28,219     20,528    24,413
Total Liabilities   $350,522  $426,682  $409,058  $ 399,429  $400,182

Preferred Stock     $ 21,641  $ 22,123  $ 22,611  $       -  $      -


         SUPPLEMENTAL QUARTERLY DATA - 2003 & 2004 - continued
           (dollars in thousands, except per share amounts)

Quarter Ended:     3/31/03   6/30/03   9/30/03   12/31/03    3/31/04
                   -------   -------   -------   --------    -------
Shareholders'
 Equity
Common Stock      $      17 $      17 $      17 $      112 $      114
Paid-in Capital       1,846     1,862     1,935     71,656     72,042
Retained
 Earnings             2,294     2,258     2,629      3,665      6,833
Total
 Shareholders'
 Equity           $   4,157 $   4,137 $   4,581 $   75,432 $   78,989

Total
 Liabilities and
Shareholders'
 Equity           $ 376,319 $ 452,942 $ 436,250 $  474,861    479,171

Capital and
 Leverage:

Tangible Equity
 (Includes Sub
Debt & Preferred
 Stock)           $  35,798 $  36,260 $  37,192 $   75,432 $   78,989
Debt to Tangible
 Equity                9.03     10.83      9.97       5.02       4.76


Expense Ratios:

Salaries and
 Benefits
 Expense          $   2,336 $   2,515 $   2,631 $    2,790 $    3,233
Salaries and
 Benefits Expense
 annualized % of
 Avg. Net
 Investment            2.79%     2.86%     2.80%      2.79%      3.07%

General and
 Administrative
 Expense          $   1,578 $   1,926 $   1,782 $    2,458 $    2,298
General and
 Administrative
 Expense annualized
 % of Avg. Net
 Investment            1.88%     2.19%     1.90%      2.46%      2.18%

Per Share Data:

Number of Shares
 - Diluted        7,297,591 7,394,277 7,449,501  7,355,133 11,675,498
EPS- Diluted      $    0.04 $    0.06 $    0.12 $     0.14 $     0.27

Pro Forma Number
 of Shares -
 Diluted (a)      7,817,269 7,965,277 8,021,402 10,022,957         NA
Pro Forma
 Diluted
 Earnings Per
 Share            $    0.26 $    0.29 $    0.28 $     0.26         NA


(a) Pro forma shares outstanding assume conversion of convertible preferred stock and the exercise of warrants outstanding. The preferred stock and warrants were exercised into common shares in conjunction with the company's IPO in November 2003.


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Pro Forma 2003 Financial Information
           (dollars in thousands, except per share amounts)

Quarter Ended:          3/31/03    6/30/03     9/30/03     12/31/03
                        -------    -------     -------     --------

Net income (loss)
 attributable to
 common shareholders
 per GAAP             $    (198)  $     (39)  $     371   $    1,038

  Change in fair
   value of warrants      1,773       1,842       1,416          692
  Preferred stock
   dividends                473         480         487          566
  Unamortized discount
   expensed on payoff
   of subordinated
   debt, net of tax           -           -           -          270
                      ---------   ---------   ---------   ----------
Pro forma Net Income  $   2,048   $   2,283   $   2,274   $    2,566
                      =========   =========   =========   ==========

Pro forma average
 diluted
 shares outstanding   7,817,269   7,965,277   8,021,402   10,022,957

Pro forma diluted
 earnings per share   $    0.26   $    0.29   $    0.28   $     0.26


    In conjunction with its November 2003 IPO, Marlin's capital structure was simplified into one class of outstanding common stock. All previously outstanding warrants and convertible preferred stock were exercised and converted to common stock. Following the completion of the IPO, the company had 11,213,610 shares of common stock outstanding. Prior to the IPO, warrants outstanding were recorded as a liability and periodically marked to their fair market value with increases in value causing current period expense. This non-cash expense was $5.7 million for the year ended 2003. Upon the exercise of the warrants to common stock, the warrant liability was reclassified to shareholders equity. Similarly, all outstanding convertible preferred stock converted to common stock at the time of the IPO. The pro forma adjustments above reflect the exercise of the warrants and conversion of the preferred stock and the add back of the expenses and dividends associated with each in the pre-IPO periods. Pursuant to GAAP, these adjustments are anti-dilutive and, therefore, not reported in diluted earnings per share calculations.

    CONTACT: Marlin Business Services Corp., Inc., Mount Laurel
             Bruce Sickel, 888-479-9111 ext. 4108